UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 22, 2021	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC
Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.

Appointment of New Director

On July 22, 2021, Comtech Telecommunications Corp. (“Comtech” or the "Company") announced that Judy Chambers, Managing Principal of Meketa Investment Group, has been appointed to Comtech’s Board of Directors, effective at the start of Comtech’s fiscal year 2022 which begins August 1, 2021. Ms. Chambers will serve as Chair of the Board’s Nominating and Governance Committee, which oversees the Company’s corporate governance practices and processes, including its inclusiveness and diversity efforts.

Ms. Chambers is a Managing Principal, and member of the Board of Directors of Meketa Investment Group, an investment consulting and advisory firm. Ms. Chambers serves on the Board of Trustees of the Community Service Society of New York, a nonprofit focused on alleviating income inequality, is Chair of the Advisory Board of the Robert Toigo Foundation, which promotes stronger stakeholder returns in the financial industry through inclusion and diversity. Ms. Chambers also serves on the Advisory Board of the Jazz Foundation of America. Ms. Chambers holds a B.A. from Duke University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Ms. Chambers was not selected as a director pursuant to any arrangement or understanding between her and any other person and there are no related party transactions between the Company and Ms. Chambers. She will receive compensation for her service on the Board in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed on November 18, 2020 for non-employee directors. In connection with her appointment, Ms. Chambers and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit Number 10.1 to Company’s Form 8-K filed on March 8, 2007.

Retirement of Certain Directors

On July 22, 2021, Comtech announced the retirements of directors Edwin Kantor, Ira Kaplan and Robert Paul from the Comtech Board following the Company’s fiscal 2021 annual meeting, which is anticipated to occur in December 2021. Upon conclusion of the annual meeting, existing Board member and Chairman of the Audit Committee, Lawrence Waldman, will become Lead Independent Director and the size of Comtech’s Board will be reduced to five members, four of whom will be independent.

A copy of the Company's press release announcing the appointment of Ms. Chambers and the retirement of certain directors is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    July 22, 2021
By:        /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer